Exhibit 3.2

BYLAWS

OF

FORWARD INDUSTRIES, INC.

(Incorporated Under the Laws of the State of Texas)

AS EFFECTIVE March 3, 2026

Article I
OFFICES

Section 101. Registered Office. The registered office of Forward Industries, Inc. (the “Corporation”) shall be as stated in the Certificate of Formation of the Corporation (as amended from time to time, the “Certificate of Formation”).

Section 102. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Texas, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

Article II
MEETINGS OF SHAREHOLDERS.

Section 201. Place of Meetings. All meetings of the shareholders shall be held at such place or places, within or without the State of Texas or by means remote communication as permitted by the Texas Business Organizations Code (the “TBOC”), as the Board of Directors in its sole discretion may determine. If authorized by the Board of Directors, and subject to any guidelines and procedures adopted by the Board of Directors, shareholders not physically present at a shareholders’ meeting may participate in the meeting by means of remote communication and may be considered present in person and may vote at the meeting, whether held at a designated place or solely by means of remote communication, subject to the conditions imposed by applicable law.

Section 202. Annual Meetings. The annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held each year on a date designated by the Board of Directors, and at such time and place as may be fixed by resolution of the Board of Directors and stated in the notice of meeting.

Section 203. Special Meetings. Special meetings of the shareholders may be called at any time by (a) the President, (b) the Chief Executive Officer, (c) the Chairman of the Board, (d) the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors, or (e) shareholders holding at least fifty percent (50%) of all shares entitled to vote on any issue proposed to be considered at the special meeting. A call for a special meeting shall (in accordance with Section 204 below) state the date, time, place, and purpose or purposes of the meeting, and must be delivered or mailed to the President of the Corporation not later than sixty (60) days prior to the date scheduled.

Section 204. Notice of the Meetings.

(a) Written notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by first class mail or, if the shareholder has consented, by electronic transmission, to each shareholder of record entitled to vote at such meeting. If such notice is given by telephone, hand delivery or electronic mail or other means of electronic transmission, the notice may be given not fewer than twenty-four (24) nor more than sixty (60) days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation or at such other address given by the shareholder in accordance with law. Notice shall be signed by the President, Secretary, or an Assistant Secretary of the Corporation. Except as required by statute, notice of any adjourned meeting shall not be required.

1

(b) Any previously scheduled meeting of the shareholders may be postponed, and any special meeting of the shareholders (in the case of a meeting called by shareholders in accordance with Section 203 hereof, only at their written request) may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of shareholders.

Section 205. List of Shareholders Entitled to Vote. The Corporation shall prepare, no later than the eleventh (11th) day before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, and such other information required by the TBOC, arranged in alphabetical order and showing the address of each shareholder and the number and type of shares registered in the name of each shareholder. Nothing herein shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be kept on file at the registered office or principal executive office of the Corporation and shall be open to the examination of any shareholder, for any purpose germane to the meeting, for a period of ten (10) days ending on the day before the meeting date in accordance with Section 21.372 of the TBOC. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to shareholders of the Corporation. The original share transfer records shall be prima-facie evidence of the shareholders entitled to vote at any meeting of shareholders.

Section 206. Quorum; Vote Required. At any meeting of shareholders, the holders of one-third (33.3%) of the shares entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum, except as otherwise provided by applicable law or by the Certificate of Formation. Except in the case of the election of directors, when a quorum is present or represented at any meeting, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the shareholders, except where a larger vote is required by applicable law, by the Certificate of Formation, or by these Bylaws.

Section 207. Proxies and Voting. Each shareholder of record shall be entitled to one vote for each share of stock registered in the name of such shareholder on the books of the Corporation, and such votes may be cast either in person or by proxy. Except as otherwise expressly provided herein, proxies and voting shall be governed by the provisions of the TBOC to the extent not inconsistent with any provisions of federal law that preempt state law or the requirements of any national securities exchange (or Nasdaq NMS or SmallCap market) on which the Corporation’s common stock is listed.

Section 208. Conduct of Shareholders’ Meetings; Adjournment.

(a) The Chairman of the Board of Directors shall preside at all shareholders’ meetings. In the absence of the Chairman of the Board of Directors, the President shall preside. The Chairman or the officer presiding over the shareholders’ meeting may establish such rules and regulations for the conduct of the meeting as he/she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting, and shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at the shareholders’ meeting. Subject to Section 302 of these Bylaws, unless the Chairman or the officer presiding over the shareholders’ meeting otherwise requires, shareholders need not vote by ballot on any question.

(b) The Chairman or the presiding officer at a shareholders’ meeting or a majority of the shares of the Corporation present thereat, represented in person or by proxy, may adjourn the meeting from time to time, whether or not there is a quorum. Any meeting so adjourned may be held as adjourned without further notice. The shareholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 209. Inspectors of Election. The Corporation may, and to the extent required by the TBOC, shall, in advance of any meeting of shareholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting may, and to the extent required by the TBOC, shall, appoint one or more inspectors to act at the meeting. Any inspector, before entering on the discharge of his or her duties, shall be sworn faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability, and shall execute a written certificate of the results of the election. Any report made by the inspector(s) shall be prima facie evidence of the facts therein stated, and such report shall be filed with the minutes of the meeting.

2

Section 210. Notice of Shareholder Business and Nominations.

(a) Annual Meetings of Shareholders.

(1) Nominations of persons for election to the Board and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders only: (i) pursuant to the Corporation’s notice of such meeting (or any supplement thereto), (ii) by or at the direction of the Board or any committee thereof, or (iii) by any shareholder of the Corporation who was a shareholder of record at the time of giving of the notice provided for in this Section 210 (the “Record Shareholder”), who is entitled to vote at such meeting and who complies with the notice and other procedures set forth in this Section 210 in all applicable respects. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a shareholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)), at an annual meeting of shareholders, and such shareholder must fully comply with the notice and other procedures set forth in this Section 210 to bring such nominations or other business properly before an annual meeting.

(2) For nominations or other business to be properly brought before an annual meeting by a Record Shareholder pursuant to Section 210(a): (i) the Record Shareholder must have given timely notice thereof to the Corporation in the manner contemplated by Section 211 of Article II hereof and have provided any updates or supplements to such notice at the times and in the forms required by this Section 210; (ii) such other business (other than the nomination of persons for election to the Board) must otherwise be a proper matter for shareholder action; (iii) (A) if the Proposing Person (as defined below) has provided the Corporation with a Solicitation Notice (as defined below) in the case of a proposal other than the nomination of persons for election to the Board, such Proposing Person must have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal and must have included in such materials the Solicitation Notice, or (B) if the Proposing Person has delivered a notice of nomination or nominations, such Proposing Person must certify to the Corporation in writing, that it has complied with and will comply with the requirements of Rule 14a-19 promulgated under the Exchange Act, if applicable, and the Proposing Person shall deliver, no later than five (5) business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof, reasonable evidence that it has complied with such requirements (and for the avoidance of doubt any such nominee shall be disqualified from standing for election or re-election if the Proposing Person fails to deliver a proxy statement in a manner consistent with such Proposing Person’s Solicitation Notice); and (iv) in the case of a proposal other than the nomination of persons for election to the Board, if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 210, the Proposing Person proposing such business must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 210.

(3) To be timely, (i) a Record Shareholder’s notice must be delivered to the Corporation in the manner contemplated by Section 211 of Article II hereof not later than 5:00 p.m. Eastern Time on the ninetieth (90th) day nor earlier than 5:00 p.m. Eastern Time on the one hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the Record Shareholder to be timely must be so delivered (A) no earlier than 5:00 p.m. Eastern Time on the one hundred and twentieth (120th) day prior to such annual meeting and (B) no later than 5:00 p.m. Eastern Time on the later of the ninetieth (90th) day prior to such annual meeting or 5:00 p.m. Eastern Time on the tenth (10th) day following the day on which Public Announcement (as defined below) of the date of such meeting is first made by the Corporation, (ii) in the case of a proposal for the nomination of persons for election to the Board, the Record Shareholder shall have complied in all respects with the requirements of Section 14 of the Exchange Act, including, without limitation, if applicable, the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the Securities and Exchange Commission, including any Securities and Exchange Commission Staff interpretations relating thereto) and (iii) in the case of a proposal for the nomination of persons for election to the Board, the Board or an executive officer designated thereby shall have determined that the Record Shareholder has satisfied the requirements of this Section 210. In no event shall an adjournment, postponement or rescheduling (or the Public Announcement thereof) of an annual meeting for which notice has been given or a Public Announcement of the meeting date has been made commence a new time period (or extend any time period) for providing the Record Shareholder’s notice. Notwithstanding anything in this Section 210(a) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no Public Announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least ten (10) days prior to the last day a shareholder may deliver a notice in accordance with the first sentence of this paragraph, a shareholder’s notice required by this Section 210(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Corporation in the manner contemplated by Section 211 of Article II hereof not later than the close of business on the tenth (10th) day following the day on which such Public Announcement is first made by the Corporation.

3

(4) As to each person whom the Record Shareholder proposes to nominate for election or reelection as a director, in addition to the matters set forth in paragraph (6) below, such Record Shareholder’s notice shall set forth:

(i) the name, age, business address and residence address of such person;

(ii) the principal occupation or employment of such nominee;

(iii) the class, series and number of any shares of stock of the Corporation that are beneficially owned or owned of record by such person or any Associated Person (as defined in Section 210(d)(3)(iii);

(iv) the date or dates such shares were acquired and the investment intent of such acquisition;

(v) all other information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or would be otherwise required, in each case pursuant to and in accordance with Section 14(a) (or any successor provision) under the Exchange Act and the rules and regulations thereunder;

(vi) such person’s consent (A) to being named in the Corporation’s proxy statement as a nominee in any proxy materials relating to the Corporation’s next meeting, (B) to the public disclosure of information regarding or related to such person provided to the Corporation by such person or otherwise pursuant to this Section 210 and (C) to serving as a director, if elected;

(vii) whether such person meets the independence requirements of the stock exchange upon which the Corporation’s Common Stock is primarily traded;

(viii)    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such Proposing Person or any of its respective affiliates and associates, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Proposing Person or any of its respective affiliates and associates were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(ix) a description of any position of such person as an officer or director of any Competitor (as defined below) within the three years preceding the submission of the notice;

(x) a description of any business or personal interests that could place such person in a potential conflict of interest with the Corporation or any of its subsidiaries; and

(xi) all completed and signed questionnaires, and the representation and agreement, required by Section 210(b) of these Bylaws.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules.

(5) As to any business other than the nomination of a director or directors that the Record Shareholder proposes to bring before the meeting, in addition to the matters set forth in paragraph (e) below, such Record Shareholder’s notice shall set forth:

4

(i) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the text of the proposed amendment), the reasons for conducting such business at the meeting and any material interest or substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such Proposing Person, including any anticipated benefit to any Proposing Person therefrom; and

(ii) a description of all agreements, arrangements and understandings between or among any such Proposing Person and any of its respective affiliates or associates, on the one hand, and any other person or persons, on the other hand, (including their names) in connection with the proposal of such business by such Proposing Person;

(6) As to each Proposing Person giving the notice, such Record Shareholder’s notice shall set forth:

(i) the current name and address of such Proposing Person, including, if applicable, their name and address as they appear on the Corporation’s stock ledger, if different;

(ii) (A) the class or series and number of shares of stock of the Corporation that are directly or indirectly owned of record or beneficially owned by such Proposing Person, including any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, and (B) a certification regarding whether such Proposing Person, if any, has complied with all applicable federal, state and other legal requirements in connection with such Proposing Person’s acquisition of shares of capital stock or other securities of the Corporation and/or such Proposing Person’s acts or omissions as a shareholder of the Corporation;

(iii) whether and the extent to which (A) any derivative interest in the Corporation’s equity securities (including without limitation any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of the Corporation or otherwise, and any cash-settled equity swap, total return swap, synthetic equity position or similar derivative arrangement (any of the foregoing, a “Derivative Instrument”), as well as any rights to dividends on the shares of any class or series of shares of the Corporation that are separated or separable from the underlying shares of the Corporation) or (B) any short interest in any security of the Corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any increase or decrease in the value of the subject security, including through performance-related fees), including without limitation whether and the extent to which any ongoing hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including without limitation any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such Proposing Person with respect to any share of stock of the Corporation (any of the foregoing, a “Short Interest”) is held directly or indirectly by or for the benefit of such Proposing Person;

(iv) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proposing Person or any of its respective affiliates or associates is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

(v) any direct or indirect material interest in any material contract or agreement with the Corporation, any affiliate of the Corporation or any Competitor (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

5

(vi) any significant equity interests or any Derivative Instruments or Short Interests in any Competitor held by such Proposing Person and/or any of its respective affiliates or associates;

(vii) any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any Competitor, on the other hand;

(viii)    all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such Proposing Person and/or any of its respective affiliates or associates;

(ix) any other information relating to such Proposing Person that would be required to be disclosed in proxy materials or other filings required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business or nomination proposed to be brought before the meeting pursuant to Section 14(a) (or any successor provision) under the Exchange Act and the rules and regulations thereunder;

(x) such Proposing Person’s consent to the public disclosure of information provided to the Corporation pursuant to this Section 210;

(xi) a complete description of any agreement, arrangement or understanding (whether oral or in writing) (including any knowledge that another person or entity is Acting in Concert (as defined in Section 210) with such Proposing Person) between or among such Proposing Person, any of its respective affiliates or associates and any other person (including their names) with respect to the nomination or other business;

(xii) a representation that the Record Shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person (including virtually in the case of a meeting conducted solely by means of remote communication) or by proxy at the meeting to propose such business or nomination;

(xiii)    in the case of a proposal other than the nomination of persons for election to the Board, a representation whether such Proposing Person intends (or is part of a group that intends) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal (an affirmative statement of such intent being a “Solicitation Notice”);

(xiv)     in accordance with applicable law, in the case of a nomination or nominations, a representation that such Proposing Person intends to solicit the holders of shares representing at least 67% of the voting power of the shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19, and the name of each participant (as defined in Item 4 of Exchange Act Schedule 14A) in such solicitation;

(xv) a complete and accurate description of any pending or, to such Proposing Person’s knowledge, threatened legal proceeding in which such Proposing Person is a party or participant involving the Corporation or, to such Proposing Person’s knowledge, any current or former officer, director, affiliate or associate of the Corporation; and

(xvi)     any proxy, contract, arrangement, or relationship pursuant to which the Proposing Person has a right to vote, directly or indirectly, any shares of any security of the Corporation.

6

The disclosures to be made pursuant to the foregoing clauses (ii), (iii), (iv) and (vi) shall not include any information with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(7) A Record Shareholder providing notice required by this Section 210 shall update such notice, and any other information provided to the Corporation, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for determining the shareholders entitled to notice of the meeting and (ii) 5:00 p.m. Eastern Time on the tenth (10th) business day prior to the meeting or any adjournment, postponement or rescheduling thereof. In the case of an update pursuant to clause (i) of the foregoing sentence, such update shall be delivered to the Corporation in the manner contemplated by Section 211 of Article II hereof not later than five (5) business days after the record date for determining the shareholders entitled to notice of the meeting, and in the case of an update and supplement pursuant to clause (ii) of the foregoing sentence, such update and supplement shall be delivered to the Corporation in the manner contemplated by Section 211 of Article II hereof not later than eight (8) business days prior to the date for the meeting, and, if practicable, any adjournment, postponement or rescheduling thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed). Notwithstanding the foregoing, if a Proposing Person no longer plans to solicit proxies in accordance with its representation pursuant to Section 210(a)(6)(xiv), the Record Shareholder shall inform the Corporation of this change by delivering notice to the Corporation in the manner contemplated by Section 211 of Article II hereof no later than two (2) business days after the occurrence of such change. A Record Shareholder shall also update its notice so that the information required by Section 210(a)(6)(viii) is current through the date of the meeting or any adjournment, postponement, or rescheduling thereof, and such update shall be delivered to the Corporation in the manner contemplated by Section 211 of Article II hereof no later than two (2) business days after the occurrence of any material change to the information previously disclosed pursuant to Section 210(a)(6)(viii). For the avoidance of doubt, the obligation to update as set forth in this paragraph shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a Record Shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or nomination or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the shareholders. If a Record Shareholder providing notice required by this Section 210 fails to provide any update in accordance with this Section 210, the information as to which such update relates may be deemed not to have been provided in accordance with these Bylaws.

(8) If any information submitted pursuant to this Section 210 is inaccurate or incomplete in any material respect (as determined by the Board or a committee thereof), such information shall be deemed not to have been provided in accordance with these Bylaws. A Record Shareholder shall notify the Corporation in the manner contemplated by Section 211 of Article II hereof of any inaccuracy or change in any information submitted within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification will cure any deficiencies or inaccuracies with respect to any prior submission by such Record Shareholder.

Upon request of the Secretary on behalf of the Board (or a duly authorized committee thereof), the Record Shareholder shall provide, within seven (7) business days after delivery of such request (or such longer period as may be specified in such request), (1) written verification, reasonably satisfactory to the Board, any committee thereof, or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted and (2) a written affirmation of any information submitted as of an earlier date. If the Record Shareholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with these Bylaws.

7

(9) Notwithstanding anything in Section 210 or any other provision of the Bylaws to the contrary, any person who has been determined by a majority of the Board of Directors to have violated Section 211 of these Bylaws while serving as a director of the Corporation in the preceding five (5) years shall be ineligible to be nominated to serve as a member of the Board, absent a prior waiver for such nomination approved by two-thirds of the Board of Directors.

(b) Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee of any shareholder for election or reelection as a director of the Corporation, the person proposed to be nominated must deliver (in accordance with the time periods prescribed for delivery of notice under Section 210 of these Bylaws) to the Corporation in the manner contemplated by Section 211 of Article II hereof: (1) all completed and signed questionnaires prepared by the Corporation (including those questionnaires required of the Corporation’s directors and any other questionnaire the Corporation determines is necessary or advisable to ascertain the background of such nominee (or the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made) and to assess whether such nominee will satisfy any qualifications or requirements imposed by the Certificate of Formation or these Bylaws, any law, rule, regulation or listing standard that may be applicable to the Corporation, and the Corporation’s corporate governance policies and guidelines), which questionnaire(s) shall be provided by the Secretary of the Corporation within ten (10) days of a request made by a shareholder, which request must be delivered to the Corporation in the manner contemplated by Section 211 of Article II hereof, and (2) a signed representation and agreement (in the form available from the Secretary upon request, which request must be delivered to the Corporation in the manner contemplated by Section 211 of Article II hereof) that such person: (i) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any Compensation Arrangement (as defined below) that has not been disclosed therein, (iii) if elected as a director of the Corporation, will comply with all informational and similar requirements of applicable insurance policies and laws and regulations in connection with service or action as a director of the Corporation, (iv) if elected as a director of the Corporation, will comply with all corporate governance, conflict of interest, stock ownership requirements, confidentiality and trading policies and guidelines of the Corporation publicly disclosed from time to time, (v) if elected as a director of the Corporation, will act in the best interests of the Corporation and its shareholders and not in the interests of individual constituencies, (vi) consents to being named as a nominee in any proxy materials relating to the Corporation’s next meeting and agrees to serve if elected as a director, (vii) intends to serve as a director for the full term for which such individual is to stand for election, (viii) represents and warrants that his or her candidacy or, if elected, Board membership would not violate applicable state or federal law, the Certificate of Formation, these Bylaws, or the rules of any stock exchange on which shares of the Corporation’s Common Stock are traded, and (ix) will provide facts, statements, and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

(c) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of such meeting. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of such meeting (1) by or at the direction of the Board or any committee thereof or (2) provided that the Board has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice and other procedures set forth in this Section 210(c) in all applicable respects. In no event shall an adjournment, postponement or rescheduling (or the Public Announcement thereof) of a special meeting commence a new time period (or extend any time period) for providing such notice.

8

(d) General.

(1)

(i) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 210 shall be eligible to be elected at a meeting of shareholders and serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 210. The number of nominees a shareholder may nominate for election at a meeting of shareholders (or in the case of a Record Shareholder giving the notice on behalf of another Proposing Person, the number of nominees a shareholder may nominate for election at the meeting on behalf of such Proposing Person) shall not exceed the number of directors to be elected at such meeting. Except as otherwise provided by law or these Bylaws, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 210 (including satisfying the information requirements set forth herein with accurate and complete information) and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded (and any such nominee shall be disqualified), including that if a shareholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, then the Corporation shall disregard any proxies or votes solicited for such shareholder’s director nominees (and any such nominee shall be disqualified). Notwithstanding the foregoing provisions of this Section 210, unless otherwise required by law or otherwise determined by the chairperson of the meeting or the Board of Directors, if the shareholder (or a Qualified Representative of the shareholder (as defined below)) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or proposed business (whether pursuant to the requirements of these Bylaws or in accordance with Rule 14a-8 under the Exchange Act), such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. If a shareholder has given timely notice as required herein to make a nomination or bring a proposal of other business before any annual or special meeting of shareholders of the Corporation and intends to authorize a Qualified Representative to act for such shareholder as a proxy to present the nomination or proposal at such meeting, the shareholder shall give notice of such authorization to the Corporation in the manner contemplated by Section 211 of Article II hereof not less than three (3) business days before the date of such meeting, including the name and contact information for such person. Notwithstanding the foregoing provisions of Section 210, unless otherwise required by law, no shareholder shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such shareholder has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner.

(ii) The Board may request that any Proposing Person, and any proposed nominee of such Proposing Person, furnish such additional information as may be reasonably required by the Board. Such Proposing Person and/or proposed nominee thereof shall provide such additional information within ten (10) days after it has been requested by the Board. The Board may require any such proposed nominee to submit to interviews with the Board or any committee thereof, and such proposed nominee shall make themself available for any such interviews within no less than ten (10) business days following the date of such request.

9

(2) Notwithstanding the foregoing provisions of this Section 210, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein, for the avoidance of doubt including, but not limited to, Rule 14a-19 of the Exchange Act. Nothing in this Section 210 shall be deemed to affect any rights of (i) shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) the holders of any series of Common Stock or Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Formation.

(3) For purposes of these Bylaws the following definitions shall apply:

(i) a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or toward a common goal relating to the management, governance or control of the Corporation in substantial parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in substantial parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions or making or soliciting invitations to act in concert or in substantial parallel; provided that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) (or any successor provision) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person;

(ii) “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership;

(iii) “Associated Person” shall mean with respect to any subject shareholder or other person (including any proposed nominee) (A) any person directly or indirectly controlling, controlled by or under common control with such shareholder or other person, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder or other person, (C) any associate of such shareholder or other person, and (D) any person directly or indirectly controlling, controlled by or under common control or Acting in Concert with any such Associated Person;

(iv) “Compensation Arrangement” shall mean any direct or indirect compensatory payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, including any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with candidacy, nomination, service or action as a nominee or as a director of the Corporation;

(v) “Competitor” shall mean any entity that provides products or services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates;

(vi) “Proposing Person” shall mean (A) the Record Shareholder providing the notice of business proposed to be brought before an annual meeting or nomination of persons for election to the Board at a shareholder meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of business proposed to be brought before the annual meeting or nomination of persons for election to the Board at a shareholder meeting is made, and (C) any Associated Person on whose behalf the notice of business proposed to be brought before the annual meeting or nomination of persons for election to the Board at a shareholder meeting is made;

10

(vii) “Public Announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and

(viii)    to be considered a “Qualified Representative” of a shareholder, a person must be a duly authorized officer, manager, trustee or partner of such shareholder or must be authorized by a writing executed by such shareholder (or an electronic transmission) delivered to the Corporation, in the manner contemplated by Section 211 of Article II hereof, prior to the making of such nomination or proposal at such meeting (and in any event not fewer than five days before the meeting) stating that such person is authorized by such shareholder to act for such shareholder as a proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at the meeting. The Secretary of the Corporation, or any other person who shall be appointed to serve as secretary of the meeting, may require, on behalf of the Corporation, reasonable and appropriate documentation to verify the status of a person purporting to be a “Qualified Representative” for purposes hereof.

Section 211. Delivery to the Corporation. Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such delivery to the Corporation shall be effected only via electronic mail to the electronic mail address designated by the Corporation and disclosed in the Corporation’s proxy materials and/or identified on the Corporation’s investor relations website. For purposes of this Section 211, the term “electronic mail” shall mean an electronic transmission (as defined in Section 1.002 of the TBOC) directed to the aforementioned electronic mail address.

Article III
DIRECTORS AND BOARD MEETINGS.

Section 301. Management by Board of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, regulation, the Certificate of Formation or these Bylaws directed or required to be exercised or done by the shareholders. Each director shall be at least twenty-one (21) years of age.

Section 302. Procedure for Election of Directors; Required Vote. Election of directors at all meetings of the shareholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, a plurality of the votes properly cast thereat shall elect each director nominated for office.

Section 303. Number of Directors. The Board of Directors shall consist of not fewer than four (4) nor more than seven (7) directors, who need not be shareholders. Within these limits, the number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors. A resolution to change the number of directors requires the vote of a majority of the entire Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent director. If the number of directors is increased, the additional directors may be elected by a majority of the directors in office at the time of the increase, or if not so elected prior to the next annual meeting of the shareholders, they shall be elected thereat by the shareholders.

Section 304. Term of Office of Directors. Subject to Section 303 and 305, the directors shall be elected annually by the shareholders entitled to vote at each annual meeting of shareholders by a plurality of the votes cast at each such election. Each director (whether elected at an annual meeting or to fill a vacancy or by the directors pursuant to Section 303) shall continue in office until the annual meeting of shareholders held next after his election and until his successor shall have qualified and elected, or until his death, resignation, or removal from office.

Section 305. Removal and Vacancies. Any director or directors may be removed at any time, (a) with or without “cause” by vote of the shareholders at a special meeting called for that purpose or (b) only for “cause” by the affirmative vote of two-thirds (2/3) of the directors then in office without counting the vote of the interested director. “Cause” for purposes hereof shall be defined as criminal acts, misfeasance of office or other similar acts. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, a majority of the remaining directors at any regular or special meeting, though less than a quorum or by the sole remaining director, shall choose a successor or successors who shall hold office for the remainder of the term of the vacant office or until his successor shall qualify and be elected. In the event of a vacancy, the Board of Directors, may, in its discretion, reduce the number of directors by allowing the vacated office to remain vacant. In the event that the Board of Directors increases the number of directors, such new directors will be elected by the Board of Directors as provided in Section 303.

11

Section 306. Quorum; Action. A majority of the Board of Directors shall constitute a quorum of the board of directors for the transaction of any business, but a lesser number may adjourn any meeting. A quorum of any committee shall be a majority of the members thereof except that any committee may, by unanimous action, determine that a lesser number of members (not less than half) shall constitute a quorum. A majority of the members in attendance at any meeting shall, except where a larger number is required by law, by the Certificate of Formation or by these Bylaws, decide any question brought before such meeting. Except as provided in Section 309, all action taken by the Board (or any committee thereof) shall be taken at a meeting of the Board (or committee of the Board), including for this purpose a meeting in accordance with Section 310. Provided a quorum shall be present, the vote of a majority of the directors present at a meeting of the Board (or any committee thereof) shall be the action of the Board or such committee, except as otherwise provided by Section 309, by the Certificate of Formation, or Bylaws.

Section 307. Regular Meetings. Regular meetings of the Board of Directors may be held without call or formal notice at such places either within or without the State of Texas and at such times as the board may from time to time by vote determine. A regular meeting of the Board of Directors for the election of officers and for such other business as may come before the meeting may be held without call or formal notice immediately after, and at the same place as, the annual meeting of shareholders or any special meeting of shareholders at which a board of directors is elected. If a regular meeting is not to be held at the time and place designated by the Board of Directors, notice of the change in time and venue of the new meeting shall be given in accordance with the notice procedure set forth in Section 308. A director cannot vote by proxy, or otherwise act by proxy, at a meeting of the Board of Directors.

Section 308. Special Meetings. Special meetings of the board of directors or any committee thereof may be held at any place either within or without the State of Texas at any time when called by the President, the Chairman of the Board, or Secretary or a majority of the directors, written notice of the time and place thereof having been given to each director as follows: (a) by delivering a copy of such notice to the director personally no later than the third day preceding the date of the meeting, or (b) by sending a copy of such notice addressed to the director at his or her mailing address as it appears on the books of the corporation, such notice to be sent no less than ten (10) days before the date of the meeting if sent by ordinary mail or no later than the third (3rd) business day before the date of the meeting if sent by overnight mail or by a courier service (such as Federal Express) which guarantees next day delivery, or (c) by transmitting such notice to the director by telecopier or e-mail (to a telecopier number or e-mail address which has been furnished by him or her to the secretary of the corporation) no later than the second (2nd) business day preceding the date of the meeting, receipt confirmed by or on behalf of the recipient.

Waiver of Notice in writing by any director of any special meeting of the Board of Directors or of any committee thereof, whether prior or subsequent to such meeting, or attendance at such meeting by any director, shall be equivalent to notice to such directors of such meeting.

Section 309. Action by the Board Without a Meeting. Any action required or permitted to be taken by the board, or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the board or committee.

Section 310. Participation in Meetings by Telephone. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 311. Board Committees. Subject to the last sentence of this paragraph, there shall be an Audit Committee, a Compensation Committee, a Nominating/Governance Committee and such other committee as the Board of Directors deem appropriate from time to time (collectively, the “Committees” and each, a “Committee”), each consisting of not less than three (3) directors appointed by the board, each of which Committees may meet from time to time on notice to all members thereof by any member thereof. Such Committees shall keep regular minutes of their proceedings and report the same to the Board of Directors. The membership and responsibilities of each Committee of the Board of Directors shall comply with applicable rules and regulations under the Securities Exchange Act of 1934 and the rules of any national securities exchange or Nasdaq NMS or SmallCap market on which the securities of the Corporation may be listed for trading as in effect from time to time.

12

The Audit Committee, the Compensation Committee, and the Nominating and Governance Committees of the Board of Directors shall have the functions and responsibilities set forth in their respective charters as in effect on the date of adoption of these Bylaws, as such charters may themselves be amended from time to time in accordance with the provisions of each such charter.

In every case, the affirmative vote of a majority of all members of the Committee present at the meeting shall be necessary to its adoption of any resolution.

Section 312. Report and Records. The reports of officers and Committees and the records of the proceedings of all Committees shall be filed with the Secretary of the Corporation and presented to the Board of Directors, if practicable, at its next regular meeting. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a director shall request it, the vote of each director upon a particular question shall be recorded in the minutes.

Section 313. Chairman of the Board. The Board of Directors shall elect a Chairman of the Board at the first regular meeting of the Board following each annual meeting of shareholders at which directors are elected. The Chairman of the Board shall be a member of the Board of Directors and shall preside at the meetings of the Board and perform such other duties as may be prescribed by the Board of Directors.

Article IV
OFFICERS.

Section 401. Officers. The officers of the Corporation shall be a President, a Secretary, a Controller/Treasurer, and such other officers and assistant officers, as the Board of Directors may from time to time deem advisable. Except for President and Secretary, the Board of Directors may refrain from filling any of the said offices at any time and from time to time. Except as otherwise required by applicable law, the same individual may hold any two (2) or more offices. The officers shall be elected by the Board of Directors immediately following the annual meeting of shareholders, or at such other time, in the manner and for such terms as the Board of Directors from time to time shall determine. Any officer may be removed at any time, with or without cause (by the Board of Directors or the President, and the President by the Board of Directors), and regardless of the term for which such officer was elected, but without prejudice to any contract right of such officer. The election or appointment of an officer shall not of itself create contract rights. Each officer shall hold his/her office for the current year for which he/she was elected or appointed by the Board unless he/she shall resign, becomes disqualified, or be removed at the pleasure of the Board of Directors. A vacancy in office arising for any reason may be filled for the unexpired portion of the term by the Board of Directors.

Section 402. President. The President shall have general supervision of all of the departments and business of the Corporation and shall prescribe the duties of the other officers and employees and see to the proper performance thereof. The President shall be responsible for having all orders and resolutions of the Board of Directors carried into effect. The President shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other officer or agent of the Corporation by the Board of Directors or by the President. The President shall be a member of the Board of Directors. In the absence or disability of the Chairman of the Board or his/her refusal to act, the President shall preside at meetings of the Board. In general, the President shall perform all the duties and exercise all of the powers and authorities incident to such office or as prescribed by the Board of Directors. He/she shall, unless otherwise directed by the Board of Directors, attend in person or by substitute appointed by him/her, or shall execute on behalf of the Corporation written instructions appointing a proxy or proxies to represent the Corporation at, all meetings of the shareholders of any corporation in which the Corporation shall hold any stock and may, on behalf of the Corporation, in person or by substitute or by proxy, execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the President in person or by substitute or proxy as aforesaid, may vote the stock so held by the Corporation and may execute written consents and other instruments with respect to such stock and may exercise any and all rights and powers incident to the ownership of said stock, subject however to the instructions, if any, of the Board of Directors.

13

Section 403. Controller/Treasurer. The Treasurer shall act under the supervision of the President or such other officer as the President may designate. The Treasurer shall be the chief financial officer of the Corporation. The Treasurer shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the Corporation and shall deposit the same in accordance with the instructions of the Board of Directors. He/she shall receive and give receipts and acquittances for monies paid in on account of the Corporation, and shall pay out of the funds on hand all bills, payrolls and other just debts of the Corporation of whatever nature upon maturity of the same. He/she shall enter regularly in books belonging to the Corporation, to be kept by him/her for that purpose, full and accurate accounts of all monies received and paid out by him/her on account of the corporation, and he/she shall perform all other duties incident to the office of the Treasurer and, upon request of the Board of Directors, he/she shall make such reports to it as may be required at any time. He/she shall, if required by the Board, give the Corporation a bond in such sums and with such sureties as shall be satisfactory to the Board of Directors, conditioned upon the faithful performance of his/her duties and for the restoration to the Corporation in case of his/her death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his/her possession, or under his/her control belonging to the Corporation. Unless the Board of Directors otherwise prescribes, the Controller shall be the principal financial and accounting officer for the Corporation for Commission reporting purposes.

Section 404. Secretary. The Secretary shall act under the supervision of the President or such other officers as the President may designate. Unless the Board of Directors has elected a Secretary to the Board of Directors, or unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all of the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing Committees when required by these Bylaws or otherwise. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors. The Secretary shall keep a seal of the Corporation, and, when authorized by the Board of Directors or the President, cause it to be affixed to any documents and instruments requiring it. The Secretary shall perform such other duties as may be prescribed by the Board of Directors, the President, or such other supervising officer as the President may designate. One or more assistant secretaries may be appointed to fulfill functions in the absence or at the direction of the Secretary.

Section 405. General Powers. The officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the direction of the Board of Directors.

Article V
INDEMNIFICATION.

Section 501. Indemnification by the Corporation. The Corporation shall, to the fullest extent permitted by applicable law, indemnify any person made or threatened to be made a party to any action or proceeding, whether civil, criminal, administrative or investigative (and whether or not (a) by or in the right of the Corporation to procure a judgment in its favor or (b) by or in the right of any Other Entity (as defined below) which such person served in any capacity at the request of the Corporation, to procure a judgment in its favor), by reason of the fact that such person, or his or her testator or intestate, is or was a director or officer of the Corporation or served such Other Entity in any capacity at the request of the Corporation, against all judgments, fines, amounts paid in settlement and all expenses, including attorneys’ and other experts’ fees, costs and disbursements, actually and reasonably incurred by such person as a result of such action or proceeding, or any appeal therein, or actually and reasonably incurred by such person (1) in making an application for payment of such expenses before any court or other governmental body, or (2) in otherwise seeking to enforce the provisions of this Section 501, or (c) in securing or enforcing such person’s rights under any policy of director or officer liability insurance provided by the Corporation, if such person acted in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of services for any Other Entity, not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that such person did not act in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of service for any Other Entity, not opposed to, the best interests of the Corporation or that he or she had reasonable cause to believe that his or her conduct was unlawful.

14

However, (a) no indemnification may be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled; (b) no indemnification may be made if there has been a settlement approved by the court and the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement; and (c) in the event of a proceeding by or in the right of the Corporation to procure a judgment in its favor, no indemnification may be made if it is settled or otherwise disposed of or such person shall have been finally adjudged liable to the Corporation, unless (and only to the extent that) the court in which the action was brought, or if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Any expense described in the first paragraph of this Section 501 that is incurred by any person entitled to indemnification under this Section 501 shall be paid or reimbursed to such person by the Corporation in advance of the final disposition of any related action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount to the Corporation to the extent, if any, that such person (a) is ultimately found not to be entitled to indemnification or (b) receives reimbursement for such expenses under a policy of insurance paid for by the Corporation. Such advances shall be paid by the Corporation to such person within twenty days following delivery of a written request therefor by such person to the Corporation. No payment made by the Corporation pursuant to this paragraph shall be deemed or construed to relieve the issuer of any insurance policy of any obligation or liability which, but for such payment, such insurer would have to the Corporation or to any director or officer of the Corporation or other individual to whom or on whose behalf such payment is made by the Corporation.

The indemnification and advancement of expenses provided by this Section 501: (a) shall continue as to the person entitled to indemnification hereunder even though he or she may have ceased to serve in the capacity that entitles him or her to indemnification at the time of the action or proceeding and (b) shall inure to the benefit of the heirs, executors and administrators of such person.

A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in this Section 501 shall be entitled to (i.e., has a legally binding right against the Corporation to) the indemnification authorized by this Section 501. Except as provided in the immediately preceding sentence, any indemnification provided for in this Section 501 shall be made by the Corporation only if authorized in the specific case:

(a) By the Board of Directors acting by a quorum consisting of directors who are not parties to such action or proceeding for which indemnification is sought, upon a finding that the person seeking indemnification has met the standard of conduct set forth in the first two paragraphs of this Section 501, or,

(b) if a quorum under the immediately preceding subparagraph is not obtainable or, even if obtainable, a quorum of disinterested directors so directs:

(1) by the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in said first two paragraphs has been met by such person, or

(2) by the shareholders upon a finding that the person has met the applicable standard of conduct set forth in said first two paragraphs.

Notwithstanding any other provision hereof, no amendment or repeal of this Section 501, or any other corporate action or agreement which prohibits or otherwise limits the right of any person to indemnification or advancement or reimbursement of reasonable expenses hereunder, shall be effective as to any person until the sixtieth (60th) day following notice to such person of such action, and no such amendment or repeal or other corporate action or agreement shall deprive any person of any right hereunder arising out of any alleged or actual act or omission occurring prior to such sixtieth (60th) day.

15

The Corporation is hereby authorized, but shall not be required, to enter into agreements with any of its directors, officers or employees providing for rights to indemnification and advancement and reimbursement of reasonable expenses, including attorneys’ fees, to the extent permitted by law, but the Corporation’s failure to do so shall not in any manner affect or limit the rights provided for by this Section 501 or otherwise.

For purposes of this Section 501, the term “the Corporation” shall include any legal successor to the Corporation, including any corporation which acquires all or substantially all of the assets of the Corporation in one or more transactions, and the term “Other Entity” shall mean a corporation (other than the Corporation) of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise. For purposes of this Section 501, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the Corporation or any subsidiary thereof also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to any employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

Section 502. Non-Exclusivity. The rights granted pursuant to or provided by the provisions of Section 501 to any person shall be in addition to and shall not be exclusive of any other rights to indemnification and expenses to which any such person may otherwise be entitled by law, contract or otherwise.

Article VI
SHARES OF CAPITAL STOCK

Section 601. Share Certificates. The shares of stock of the Corporation shall be either certificated or uncertificated, as determined by the Board of Directors. Each share of stock may be issued in a book-entry form. Notwithstanding the foregoing, the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be certificated shares. Each share certificate of the Corporation shall be signed by the President or a Vice President and by the Secretary or one of the Assistant Secretaries. Certificates may be signed by a facsimile signature of the President and the Secretary or one of the Assistant Secretaries of the Corporation. Certificates for each class of authorized stock shall be consecutively numbered, and the names and residences of the owners, the date of issue, the number of shares and the amount paid therefor shall be entered in the stock books. Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors. The seal of the Corporation attached to any stock certificate may be a facsimile, engraved or printed. Where any stock certificate is signed by a transfer agent or transfer clerk and by a registrar, the signatures of any officer of the Corporation appearing upon such certificate may be facsimiles, engraved or printed.

Section 602. Lost of Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed, mutilated, or wrongfully taken shall receive a replacement certificate if such person shall have: (a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) provided the Corporation with an indemnity agreement satisfactory in form and substance to the Board of Directors, or the President or the Secretary; and (c) satisfied any other reasonable requirements (including providing an affidavit and a surety bond) fixed by the Board of Directors, or the President or the Secretary.

Section 603. Transfer of Shares. Shares of stock shall be transferable on the books of the Corporation upon receipt by it or its transfer agent of appropriate documentation evidencing such transfer and, in the case of stock represented by a certificate, upon surrender of such certificate. Upon surrender to the Corporation or to a transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue or cause the issuance of a new certificate to the person entitled thereto, and cancel the old certificate. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the TBOC. Subject to the foregoing, the Board of Directors shall have power and authority to make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer, and registration of shares and to appoint and remove transfer agents and registrars of transfer.

16

Section 604. Other Regulations. Subject to applicable law, the Certificate of Formation and these Bylaws, the issue, transfer, conversion and registration of shares represented by certificates and of uncertificated shares shall be governed by such other regulations as the Board of Directors may establish.

Article VII
GENERAL

Section 701. Fiscal Year. The fiscal year of the Corporation shall begin on the first (1st) day of October in each year and end on the thirtieth (30th) day of September in each year.

Section 702. Record Date. The Board of Directors may fix any time whatsoever not less than ten (10) nor more than sixty (60) days prior to the date of any meeting of shareholders, or the date for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meetings, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares.

Section 703. Emergency Bylaws. In the event of any emergency as contemplated by Subchapter F (Sections 3.251-3.255) of the TBOC, and during the continuance of such emergency, the following provisions shall be in effect, notwithstanding any conflicting provisions in these Bylaws, the Certificate of Formation or the TBOC:

(a) A meeting of the Board of Directors or of any Committee thereof may be called by any officer or director upon one (1) hour’s notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;

(b) The director or directors in attendance at the meeting of the Board of Directors or of any Committee thereof shall constitute a quorum; and

(c) These Bylaws may be amended or repealed, in whole or in part, by a majority vote of the directors attending any such meeting of the Board of Directors, provided such amendment or repeal shall only be effective for the duration of such emergency.

Section 704. Derivative Proceedings. The Corporation affirmatively elects to be governed by Section 21.419 of the TBOC and any successor provision thereto. No shareholder or group of shareholders may institute or maintain a derivative proceeding in the right of the Corporation, unless such shareholder or group of shareholders, at the time the derivative proceeding is instituted, holds at least 3% of the outstanding capital stock of the Corporation.

Section 705. Severability. If any provision of these Bylaws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.

Article VIII
AMENDMENT OR REPEAL

Section 801. Amendments. Notwithstanding any other provision of these Bylaws, any alteration, amendment or repeal of these Bylaws, and any adoption of new Bylaws, shall require the approval of the Board or the shareholders of the Corporation, as expressly provided in the Certificate of Formation.

17

Article IX

CHOICE OF FORUM; EXCLUSIVE FORUM

Section 901.Choice of Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Business Court in the First Business Court Division (“Business Court”) of the State of Texas (provided that if the Business Court determines that it lacks jurisdiction, the United States District Court for the Northern District of Texas – Dallas (the “Federal Court”) or, if the Federal Court lacks jurisdiction, the state district court of Texas situated in Dallas County) shall, to the fullest extent permitted by law, be the sole and exclusive forum for any of the filing, adjudication and trial of: (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim that is based upon a breach of a fiduciary duty owed by, or other wrongdoing by, any current or former director, officer, shareholder, employee or agent of the Corporation to the Corporation or the Corporation’s shareholders, including any claim alleging a conspiracy to breach a fiduciary duty, knowing participation in a breach of a fiduciary duty or aiding and abetting a breach of fiduciary duty; (c) any action asserting a claim against the Corporation or any current or former director, officer, shareholder, employee or agent of the Corporation arising pursuant to any provision of the TBOC, the Certificate of Formation or these Bylaws as to which the TBOC confers jurisdiction on the Business Court; (d) any action to interpret, apply, enforce or determine the validity of the Certificate of Formation or these Bylaws; (e) any action asserting a claim against the Corporation governed by the internal affairs doctrine, (f) any action asserting an “internal entity claim” as that term is defined in Section 2.115 of the TBOC, or (g) any other action or proceeding in which the Business Court of the State of Texas has jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, the Federal Court shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or any successor thereto or, to the fullest extent permitted by law, under the Exchange Act, or any successor thereto. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX. Failure to enforce the foregoing provisions of this Article IX would cause the Corporation irreparable harm, and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.

Article X
APPROVAL OF AMENDED AND RESTATED BYLAWS

Section 1001. Approval and Effective Date. These Third Amended and Restated Bylaws have been approved as the Bylaws of the Corporation as of March 3, 2026, and shall be effective as of said date.

18